Exhibit 3.1

FOURTH AMENDED AND RESTATED BYLAWS

OF METROPCS COMMUNICATIONS, INC.

PREAMBLE

In accordance with power conferred to the board of directors (the “Board of Directors”) of MetroPCS Communications, Inc., a Delaware corporation (the “Corporation”), in the Third Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”) of the Corporation, the Board of Directors approved and adopted these Fourth Amended and Restated Bylaws (these “Bylaws”), effective as of March 14, 2011. These Bylaws are subject to, and governed by, the General Corporation Law of the State of Delaware (the “Delaware Corporation Law”) and the Certificate of Incorporation. In the event of a direct conflict between the provisions of these Bylaws and the mandatory provisions of the Delaware Corporation Law or the provisions of the Certificate of Incorporation, such provisions of the Delaware Corporation Law or the Certificate of Incorporation, as the case may be, will be controlling.

ARTICLE I

OFFICES

1. The registered office of the Corporation shall be the registered office named in the Certificate of Incorporation or such other place as shall be determined by the Board from time to time.

2. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

1. All meetings of the stockholders for the election of directors shall be held at such time and place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

2. The annual meeting of the stockholders for the election of directors and the transaction of such other business as may properly be brought before the meeting shall be held at such date, time and place as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting.

3. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not fewer than ten (10) nor more than sixty (60) days before the date of the meeting.

4. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders a complete list of the stockholders entitled to vote at the meeting of stockholders (provided, however, if the record date for determining the stockholders entitled to vote is less than ten days before the meeting, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares of each class of capital stock registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. Except as provided by applicable law, the stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger and the list of stockholders entitled to vote in person or by proxy at any meeting of stockholders.

5. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the chairman of the Board of Directors or the chief executive officer of the Corporation, shall be called by the chairman of the Board of Directors, the chief executive officer or secretary of the Corporation at the request in writing of a majority of all of the directors then in office, and may not be called by any other person or persons. Such request shall state the purpose or purposes of the proposed meeting.

6. Written notice of a special meeting stating the date, time and place of the meeting and the purpose or purposes for which the meeting is called, shall be given not fewer than ten (10) nor more than sixty (60) days before the date of the meeting, to each stockholder entitled to vote at such meeting.

7. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

8. At each meeting of the stockholders, the stockholders holding issued and outstanding capital stock of the Corporation having not less than a majority of the votes of the capital stock of the Corporation entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. A quorum, once established, shall not be broken by the subsequent withdrawal of enough votes to leave less than a quorum. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty (30) days, or, if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

9. When a quorum is present at any meeting, unless otherwise required by applicable law, the Certificate of Incorporation, or these Bylaws, the election of directors and any advisory vote on the frequency of stockholder votes related to the compensation of executives required by Section 14A(a)(2) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), shall be decided by a plurality of the votes cast at a meeting in person or by proxy by the holders of stock entitled to vote therein. When a quorum is present at any meeting, unless otherwise required by applicable law, the Certificate of Incorporation, or these Bylaws, any matter, other than the election of directors and an advisory vote on the frequency of stockholder votes related to the compensation of executives required by Section 14A(a)(2) of the Exchange Act, brought before any meeting of stockholders shall be decided by the vote of the holders of a majority of the votes cast in person or by proxy in favor of such action by the holders of stock entitled to vote therein. For the avoidance of doubt, abstentions and broker non-votes will not be counted as votes cast for such purposes.

10. Unless otherwise provided by applicable law, in the Certificate of Incorporation, or in these Bylaws, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the secretary of the Corporation a revocation of the proxy or a new proxy bearing a later date. Voting at meetings of stockholders need not be by written ballot.

11. The Board of Directors of the Corporation may adopt by resolution such rules and regulations for the conduct of the meeting of the stockholders as it shall deem appropriate. At every meeting of stockholders, the chief executive officer, or in his or her absence or inability to act, the secretary, or, in his or her absence or inability to act, the person whom the chief executive officer shall appoint, shall act as chairman of, and preside at, the meeting. The secretary or, in his or her absence or inability act, the person whom the chairman of the meeting shall appoint secretary of the meeting, shall act as secretary of the meeting and keep the minutes thereof. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of the stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (a) order of business for the meeting; (b) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (c) rules and procedures for maintaining order at the meeting and the safety of those present; (d) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (e) restrictions on entry to the meeting after the time fixed for the commencement thereof; (f) limitations on the time allotted to questions or comments by participants; and (g) policies and procedures with respect to the adjournment of such meeting.

12. Unless otherwise provided in the Certificate of Incorporation, the provisions of this Section 12 shall apply to the nominations of directors to the Board of Directors. Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders or any special meeting of stockholders at which directors are to be elected as provided in the notice of meeting delivered in accordance with Sections 3 or 6 of this Article II, respectively. Nominations for election to the Board of Directors must be made by the Board of Directors or by any Eligible Stockholder (as defined below). Nominations, other than those made by the Board of Directors of the Corporation, must be preceded by notification in writing for each nominee received by the secretary of the Corporation at the executive offices of the Corporation (i) in the case of an annual meeting, not later than the close of business on the ninetieth (90th) calendar day nor earlier than the close of business on the one hundred twentieth (120th) calendar day prior to the first anniversary of the preceding year’s annual meeting, regardless of whether the party or parties seeking to make the nominations are seeking to include the nominees in management’s proxy materials or in their own or other proxy materials; provided, however, that in the event that the date of the annual meeting is more than thirty (30) calendar days before or more than sixty (60) calendar days after such anniversary date, notification must be received by the secretary of the Corporation not earlier than the close of business on the one hundred twentieth (120th) calendar day prior to such annual meeting but not later than the close of business on the latter of the ninetieth (90th) calendar day prior to such annual meeting or the tenth (10th) calendar day following the calendar day on which public announcement of the date of such meeting is first made by the Corporation, and (ii) in the case of a special meeting, not later than the close of business on the ninetieth (90th) calendar day nor earlier than the close of business on the one hundred twentieth (120th) calendar day prior to the date of such special meeting, or if the first public announcement of the date of such special meeting is less than one hundred (100) days prior to the date of such special meeting, the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. Such notification shall contain the following:

(a) the written consent of each proposed nominee to serve as a director if so elected;

(b) the following information as to each proposed nominee:

(1) the name, age, citizenship, residence, address, and business address of each proposed nominee;

(2) the principal occupation or employment, and the name, type of business and address of the Corporation or other organization in which such employment is carried on, of such proposed nominee and of each such person nominating such proposed nominee;

(3) the qualifications of such proposed nominee to serve as a director of the Corporation;

(4) the amount of stock of the Corporation owned of record and beneficially, either directly or indirectly, by each proposed nominee;

(5) a description of any arrangement or understanding of each proposed nominee and of each person proposing such nomination with each other or any other person regarding future employment or any future transaction to which the Corporation will or may be a party; and

(6) all information required by the Corporation’s director questionnaire then in use by the Corporation for its directors and officers, a copy of which shall be available at the offices of the Corporation; and

(c) the following information with respect to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made, and as to each person, acting alone or in conjunction with one or more other persons as a partnership, limited partnership, syndicate or other group, who participates or is expected to participate in making such nomination or in organizing, directing or financing such nomination or solicitation of proxies to vote for the nominee:

(1) the name and address of such stockholder, as they appear on the Corporation’s books, and such beneficial owner;

(2) the class and number of shares of the Corporation which are owned of record and beneficially by such stockholder and such beneficial owner;

(3) the voting rights of such stockholder; and

(4) the hedging and derivative positions of such stockholder, if any, in the Corporation’s capital stock.

In addition to the information described above, the Corporation may require any proposed nominee or proposing stockholder to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee and his/her relationship to the proposing stockholder.

The presiding officer of the meeting shall have the authority to determine and declare to the meeting that a nomination not made in accordance with the foregoing procedures is defective and shall be disregarded.

The term “Eligible Stockholder” means a stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice by such stockholder provided for in this Section 12 or Section 13 (as the case may be) and on the record date for the determination of stockholders entitled to vote at the applicable annual or special meeting of the stockholders, (ii) who is entitled to vote on the business proposed in such notice to be conducted at an annual meeting of the stockholders (in the case of Section 13) or for the election of directors to be elected at an annual or special meeting of stockholders (in the case of this Section 12) and (iii) who complies with the applicable procedures set forth in this Section 12 or Section 13 (as the case may be).

Public announcement of a stockholder meeting shall be deemed to occur upon disclosure of the date of such meeting in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

13. At any meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (a) pursuant to the Corporation’s notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any Eligible Stockholder who complies with the notice procedures set forth in these Bylaws. The procedures referred to in clause (c) of the immediately preceding sentence and described in the remainder of this Section 13 shall be the exclusive means for a stockholder to submit business (other than stockholder proposals properly submitted in accordance with Rule 14a-8 under the Exchange Act and included in the Corporation’s notice of meeting) to be considered or acted upon at an annual meeting of stockholders. To be properly brought before a special meeting of the stockholders, business must be specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, and stockholders shall not be entitled to submit business to be considered or acted upon at any special meeting. For the avoidance of doubt, the nomination of directors and the election of directors are deemed separate and distinct items of business, and candidates eligible for election to the Board of Directors at any meeting will be limited to those candidates who have been nominated in accordance with the provisions of Section 12.

For business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of this Section 13, the stockholder must have given timely notice thereof in writing to the secretary of the Corporation and such business must otherwise be a proper matter for stockholder action. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) calendar day nor earlier than the close of business on the one hundred twentieth (120th) calendar day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) calendar days before or more than sixty (60) calendar days after such anniversary date, notice to the Corporation to be timely must be so delivered not earlier than the close of business on the one hundred twentieth (120th) calendar day prior to such annual meeting but not later than the close of business on the latter of the ninetieth (90th) calendar day prior to such annual meeting or the tenth (10th) calendar day following the calendar day on which public announcement of the date of such meeting is first made by the Corporation. A stockholder’s notice to the secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (i) a precise description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business, and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (iii) the class and number of shares of capital stock of the Corporation which are owned of record and beneficially and of record by such stockholder of record and by the beneficial owner, if any, on whose behalf of the proposal is made, (iv) any material interest of such stockholder of record and the beneficial owner, if any, on whose behalf the proposal is made in such business, (v) the voting rights of such stockholder; and (vi) the hedging and derivative positions of such stockholder, if any, in the Corporation’s stock. The preceding requirements must be met independently for each item of business that any stockholder proposes to bring before a meeting, regardless of whether the stockholder seeks to include the proposal in management’s proxy materials or in their own or other proxy materials.

Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at a meeting except in accordance with the procedures set forth in this Section 13. The presiding officer of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the procedures prescribed by this Section 13, and if such person should so determine, such person shall so declare to the meeting any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 13, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 13.

14. The stockholders of the Corporation may not take action by written consent without a meeting but must take any such actions at a duly called annual or special meeting.

15. Failure to receive notice of any meeting shall not invalidate the meeting.

16. The Board of Directors, in advance of any meeting of stockholders, may, and shall if required by law, appoint one or more inspectors, who may be employees of the Corporation, to act at the meeting or any adjournment thereof and make a written report thereof. The Board of Directors may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall (a) ascertain the number of shares outstanding and the voting power of each, (b) determine the shares represented at the meeting, the existence of a quorum and the validity of proxies and ballots, (c) count all votes and ballots, (d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and (e) certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of their duties. Unless otherwise provided by the Board of Directors, the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be determined by the person presiding at the meeting and shall be announced at the meeting. No ballot, proxies, votes or any revocation thereof or change thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery of the State of Delaware upon application by a stockholder shall determine otherwise. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for office at an election may serve as an inspector at such election.

ARTICLE III

DIRECTORS

1. The number of directors which shall constitute the whole Board of Directors and the number of directors that shall constitute each class required by the Certificate of Incorporation shall be determined by resolution of the Board of Directors; provided, however, that no decrease in the number of directors shall have the effect of shortening the term of an incumbent director. Except as provided in Section 2 of this Article, the directors shall be elected at the annual meeting of the stockholders, in accordance with the Certificate of Incorporation and each director elected shall hold office until his successor is elected and qualified, unless he shall resign, die, become disqualified or disabled, or otherwise be removed. Directors need not be stockholders.

2. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the votes of the directors then in office, though less than a quorum, or by a sole remaining director. The term of a director elected to fill a newly created directorship or other vacancy shall expire at the same time as the terms of the other directors of the class or division of directors, if any, for which the new directorship is created or in which the vacancy occurred (or, if there shall be no classes or divisions of directors, then at the next annual election of directors), and such director shall hold office until his successor is duly elected and shall qualify, or until his earlier death, resignation, retirement, disqualification or removal. If there are no directors in office, then an election of directors may be held in the manner provided by applicable law.

3. The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

MEETINGS OF THE BOARD OF DIRECTORS

4. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware. The Board of Directors may adopt such rules and procedures, not inconsistent with the Certificate of Incorporation, these Bylaws or applicable law, as it may deem proper for the conduct of its meetings and the management of the Corporation.

5. The first meeting of each newly elected Board of Directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected Board of Directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

6. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.

7. Special meetings of the Board of Directors may be called by the chairman of the Board of Directors, the vice chairman of the Board of Directors, or the chief executive officer on two (2) days’ prior written notice to each director by mail or forty-eight (48) hours’ prior notice to each director either personally or by facsimile, telegram or electronic mail; special meetings shall be called by the chairman of the Board of Directors, the vice chairman of the Board of Directors, the chief executive officer, or secretary of the Corporation in like manner and on like notice on the written request of two directors unless the Board of Directors consists of only one director, in which case special meetings shall be called by the chairman of the Board of Directors, the vice chairman of the Board of Directors, the chief executive officer, or secretary of the Corporation in like manner and on like notice on the written request of the sole director.

8. At all meetings of the Board of Directors a majority of all directors then serving in office shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by applicable law, the Certificate of Incorporation or these Bylaws. A quorum, once established, shall not be broken by the subsequent withdrawal or departure of directors to leave less than a quorum. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. Any business may be transacted at an adjourned meeting that might have been transacted at the meeting as originally called.

9. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

10. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference call, video conference, webcast or similar meeting by means of which all persons participating in the meeting can hear or communicate with each other, and such participation in a meeting shall constitute presence in person at the meeting.

11. At each meeting of the Board of Directors, the chairman of the Board of Directors, or, in his or her absence, the vice chairman of the Board of Directors, and in his or her absence, the presiding director, or in his absence, a director in attendance at such meeting selected by the Board of Directors shall preside. The secretary shall act as secretary at each meeting of the Board of Directors. If the secretary is absent from any meeting of the Board of Directors, an assistant secretary shall perform the duties of secretary at such meeting; and in the absence from any such meeting of the secretary and all assistant secretaries, the person presiding at the meeting may appoint any person to act as secretary of the meeting.

COMMITTEES OF THE BOARD OF DIRECTORS

12. The Board of Directors may, by resolution passed by a majority of all of the directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to submitting any actions to the stockholders which require stockholder approval (other than the election or removal of directors), amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, amending these Bylaws; and, unless the resolution or the Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of capital stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

Unless the Board of Directors or the applicable committee charter provides otherwise, at all meetings of such committee, a majority of the then authorized members of the committee shall constitute a quorum for the transaction of business, and the vote of a majority of the members of the committee present at any meeting at which there is a quorum shall be the act of the committee. A quorum, once established shall not be broken by the subsequent withdrawal or departure of directors to leave less than a quorum. Each committee shall keep regular minutes of its meetings. Unless the Board of Directors or the committee charter provides otherwise, each committee designated by the Board of Directors may make, alter and repeal rules and procedures for the conduct of its business. In the absence of such rules and procedures each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to this Article III.

13. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

COMPENSATION OF DIRECTORS

14. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board of Directors or designated committee thereof shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director payable in cash, stock, stock options, or other compensation or a combination thereof. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation and reimbursement of expenses for attending committee meetings.

REMOVAL OF DIRECTORS

15. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of shares entitled to vote at an election of directors.

RESIGNATIONS OF DIRECTORS OR COMMITTEE MEMBERS

16. Any director or member of a committee may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by the chairman of the Board of Directors or chief executive officer and the secretary of the Corporation. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

FCC ELIGIBILITY — DIRECTORS

17. In order to enable the Corporation to establish that existing and proposed directors are eligible to be directors of the Corporation under applicable law, the officers of the Corporation, to the extent necessary, shall obtain from each existing and proposed director information relating to the citizenship and foreign affiliations, if any, of the director and such other information regarding the director as is reasonable to ensure the Corporation is in compliance with applicable law.

ARTICLE IV

NOTICES

1. Whenever, under the provisions of applicable law, the Certificate of Incorporation, or these Bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, personally, by overnight mail, telegram, facsimile, or electronic mail or by mail, addressed to such director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given when by United States mail, at the time when the same shall be deposited in the United States mail, and upon delivery if personally delivered, sent via telegram, overnight mail, facsimile, or electronic mail.

2. Whenever any notice is required to be given under the provisions of applicable law, the Certificate of Incorporation, or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or these Bylaws.

ARTICLE V

OFFICERS

1. The officers of the Corporation shall be chosen by the Board of Directors and shall include a chief executive officer, president, chief financial officer, treasurer, and secretary and may include such additional officers as may from time to time be authorized by these Bylaws or the Board. The Board of Directors may elect from among its members a chairman of the Board of Directors, one or more vice chairmen of the Board of Directors, and a presiding director of the Board of Directors. The Board of Directors may also choose one or more vice-presidents, a chief operating officer, and or more assistant secretaries and assistant treasurers. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these Bylaws otherwise provide.

2. The Board of Directors, at its first meeting after each annual meeting of stockholders, shall choose a chief executive officer, president, chief financial officer, treasurer and secretary and may include such additional officers as may from time to time be authorized by these Bylaws or the Board of Directors.

3. The Board of Directors may appoint such other officers and agents as it shall deem necessary or appropriate who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

4. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors.

5. Each officer of the Corporation shall hold office until such officer’s successor is elected or appointed by the Board of Directors and shall qualify or until such officer’s death, resignation or removal in the manner hereinafter provided. Any officer may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by the chief executive officer or secretary. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of directors comprising the whole Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

THE CHAIRMAN OF THE BOARD OF DIRECTORS

6. The chairman of the Board of Directors, if any, shall preside at all meetings of the Board of Directors and of the stockholders at which he shall be present. He shall have and may exercise such powers as are, from time to time, assigned to him by the Board of Directors and as may be provided by law. The Board of Directors may elect a presiding director of the Board of Directors and may elect one or more vice chairmen of the Board of Directors by majority vote.

7. In the absence of the chairman of the Board of Directors, the vice chairman of the Board of Directors, if any, or the presiding director of the Board of Directors (if the chairman of the Board of Directors and the vice chairman of the Board of Directors, if any, is not present) shall preside at all meetings of the Board of Directors and of the stockholders at which he shall be present. He shall have and may exercise such powers as are, from time to lime, assigned to him by the Board of Directors and as may be provided by law.

THE CHIEF EXECUTIVE OFFICER, PRESIDENT, CHIEF OPERATING OFFICER

AND VICE-PRESIDENTS

8. The chief executive officer shall preside at all meetings of the stockholders; he shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect.

9. The president shall be the chief administrative officer of the Corporation and, in the absence of the appointment of a separate chief operating officer or in the event of his inability or refusal to act, the president shall perform the duties of the chief operating officer of the Corporation, and when so acting, shall have all the powers of, and be subject to, all the restrictions upon the chief operating officer. The president shall perform such duties as from time to time may be assigned to him by the Board of Directors or by the chief executive officer. In the absence of the chief executive officer or in the event of his inability or refusal to act, the president shall perform the duties of the chief executive officer, and when so acting, shall have all the powers of, and be subject to, all the restrictions upon the chief executive officer.

10. The chief operating officer shall be responsible for the day-to-day operations of the Corporation. The chief operating officer shall perform such duties as from time to time may be assigned to him by the Board of Directors or by the chief executive officer. In the absence of the president or in the event of his inability or refusal to act, the chief operating officer shall perform the duties of the president, and when so acting, shall have all the powers of, and be subject to, all the restrictions upon the president. In the absence of the chief executive officer and the president or in the event of their inability or refusal to act, the chief operating officer shall perform the duties of the chief executive officer and the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president and chief executive officer.

11. The chief executive officer, the president, the chief operating officer, or any vice president shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

12. In the absence of the chief executive officer, president and chief operating officer, or in the event of their inability or refusal to act, the vice-president, if any (or in the event there be more than one vice-president, the vice-presidents in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their election), shall perform the duties of the chief executive officer, president, and chief operating officer, and when so acting, shall have all the powers of, and be subject to, all the restrictions upon the chief executive officer, president, and chief operating officer. The vice-presidents shall perform such other duties and have such other powers as the Board of Directors, or the chief executive officer may from time to time prescribe.

CHIEF FINANCIAL OFFICER

13. The chief financial officer of the Corporation shall have responsibility for the general executive charge, management and control of the financial affairs and business of the Corporation and, jointly with the treasurer of the Corporation, shall have custody and control of all the funds and securities of the Corporation, and he shall have such other powers and duties as from time to time may be designated in these Bylaws or assigned to him by the Board of Directors. He shall perform all acts incident to the position of chief financial officer, subject to the control of the chief executive officer and the Board of Directors.

THE SECRETARY AND ASSISTANT SECRETARIES

14. The secretary shall attend all meetings of the Board of Directors, all meetings of committees of the Board of Directors, and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the chief executive officer, under whose supervision he shall be. He shall have custody of the corporate seal of the Corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.

15. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

THE TREASURER AND ASSISTANT TREASURERS

16. The treasurer, jointly with the chief financial officer, shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the chief executive officer and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all transactions as treasurer and of the financial condition of the Corporation.

17. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the Board of Directors (or if there be no such determination; then in the order of their election) shall, in the absence of the treasurer or in the event of the treasurer’s inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

ARTICLE VI

CERTIFICATE OF STOCK

1. Upon written request, every holder of capital stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by, the chairman or vice-chairman of the Board of Directors, or the president or a vice-president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the Corporation, certifying the number of shares owned by him in the Corporation; provided that the Board of Directors may provide by resolution or resolutions that some or all of any class or series of capital stock shall be uncertificated shares that may be evidenced by a book-entry system maintained by the registrar of such stock. If shares are represented by certificates such certificates shall be in a form approved by the Board of Directors.

If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, and preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock; provided that, except as otherwise provided in section 202 of the Delaware Corporation Law, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, and preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

2. Any of or all the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

LOST CERTIFICATES

3. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates or uncertificated shares, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

4. The Board of Directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars.

TRANSFER OF STOCK

5. Stock of the Corporation shall be transferable in the manner prescribed by applicable law and in these Bylaws. Transfers of stock shall be made on the books of the Corporation only by the person named as the holder thereof on the stock records of the Corporation, by such person’s attorney lawfully constituted in writing, and in the case of shares represented by a certificate upon the surrender of the certificate thereof, which shall be cancelled before a new certificate or uncertificated shares shall be issued. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred. To the extent designated by the president or any vice president or the treasurer of the Corporation, the Corporation may recognize the transfer of fractional uncertificated shares, but shall not otherwise be required to recognize the transfer of fractional shares. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

FIXING RECORD DATE

6. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

REGISTERED STOCKHOLDERS

7. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

ARTICLE VII

GENERAL PROVISIONS

DIVIDENDS

1. Dividends upon the capital stock of the Corporation, subject to applicable law and the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, in shares of the capital stock of the Corporation or out of any other assets of the Corporation legally available therefor, subject to the provisions of the Certificate of Incorporation and applicable law.

2. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deem proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purposes as the Board of Directors shall think conducive to the interest of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

CHECKS

3. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

FISCAL YEAR

4. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors. In the absence of such a resolution, the fiscal year of the Corporation shall be the calendar year.

SEAL

5. The Board of Directors may adopt a corporate seal having inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

FCC ELIGIBILITY — STOCKHOLDERS

6. In order to enable the Corporation to establish that existing and proposed stockholders are eligible to be stockholders of the Corporation under applicable law, the officers of the Corporation, to the extent necessary, may request from each existing and proposed stockholder information relating to the citizenship and the extent, if any, of the foreign ownership of the stockholder, and such other information regarding the stockholder as is reasonable to ensure the Corporation is in compliance with applicable law.

GOVERNING LAW; FORUM FOR ADJUDICATION OF DISPUTES

7. These Bylaws and the internal affairs of the Corporation shall be governed by and interpreted under the laws of the State of Delaware, excluding its conflict of laws principals. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware Corporation Law or the Corporation’s Certificate of Incorporation or Bylaws, or (iv) any other action asserting a claim arising under, in connection with, and governed by the internal affairs doctrine.

ARTICLE VIII

AMENDMENTS

1. Subject to, and in accordance with, the provisions of the Certificate of Incorporation, these Bylaws may be altered, amended or repealed by the stockholders or by the Board. If the power to adopt, amend or repeal bylaws is conferred upon the Board of Directors by the Certificate of Incorporation it shall not divest or limit the power of the stockholders to adopt, amend or repeal these Bylaws in accordance with the Certificate of Incorporation.